Exhibit 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

Date:	January 20, 2011
Company:	Central Federal Corporation 2923 Smith Road Fairlawn, Ohio 44333
Contact:	Eloise L. Mackus, Interim CEO
Phone:	330.576.1208	Fax:	330.666.7959

CENTRAL FEDERAL CORPORATION ANNOUNCES DATE FOR ANNUAL MEETING

Fairlawn, Ohio – January 20, 2011 – Central Federal Corporation (NASDAQ: CFBK) announced today that its Annual Meeting of shareholders will be held on May 19, 2011 at the Fairlawn Country Club, 200 North Wheaton Road, Fairlawn, Ohio at 10:00 AM. The record date for shareholders eligible to vote at the meeting is April 8, 2011.

About Central Federal Corporation and CFBank

Central Federal Corporation is the holding company for CFBank, a federally chartered savings and loan association formed in Ohio in 1892. CFBank has five locations, including four full-service banking offices in Fairlawn, Calcutta, Wellsville and Worthington, Ohio and one residential mortgage loan origination office in Green, Ohio. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information
Statements in this release that are not statements of historical fact are forward-looking statements. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this release speak only as to the date they are made. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.